Exhibit 10.1

CONSENT AND SIXTH Amendment

to

AMENDED AND RESTATED Loan and security agreement

This Consent and Sixth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 25th day of January, 2018 by and between SILICON VALLEY BANK (“Bank”) and ASPEN AEROGELS, INC., a Delaware corporation (“Borrower”) whose address is 30 Forbes Road, Building B, Northborough, Massachusetts 01532.

Recitals

A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 3, 2014, as amended by that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement dated as of August 19, 2016, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 2016, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 29, 2016, as further amended by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of January 27, 2017, and as further amended by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 27, 2017 (as amended, and as the same may from time to time be further amended, restated, amended and restated, modified and/or supplemented, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 6.7(a) (Insurance).  Section 6.7(a) is amended in its entirety and replaced with the following:

“(a)Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.  All property policies insuring the Collateral shall have a lender’s loss payable endorsement showing Bank as a lender loss payee.  All liability policies shall show, or have endorsements showing, Bank as an additional insured.  Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.  Bank acknowledges that BASF, or its designee, may be named as an additional loss payee and additional insured on any and all such insurance policies during any time that the Supply Agreement and related documents remains in effect.”

2.2Section 6.9(a) (Financial Covenants).  Section 6.9(a) is amended in its entirety and replaced with the following:

“(a)EBITDA.  Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending March 31, 2018	($5,000,000)”

2.3Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 is amended in their entirety and replaced with the following:

“Adjusted Quick Ratio” means a ratio of (i) Quick Assets divided by (ii) the sum of (a) Current Liabilities plus (b) without duplication, all Obligations of Borrower to Bank, minus (c) the current portion of Deferred Revenue, minus (d) the Dollar Equivalent amount of all outstanding Letters of Credit.

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus (b) eighty percent (80%) of Eligible Foreign Accounts (provided, however, Eligible Foreign Accounts that are billed in a Foreign Currency shall have an advance rate of seventy percent (70%); and provided, further, that to the extent Eligible Foreign Accounts include BASF Receivables, such calculation shall be net of any credits Borrower is required to provide to BASF in connection the BASF Receivables due to each Pre-Payment pursuant to the Supply Agreement), provided, that, the availability under this subsection (b) plus the availability under subsection (c) below shall not exceed seventy-five percent (75%) of the Borrowing Base, plus (c) (i) when a Streamline Period is not in effect, the lesser of eighty percent (80%) of Eligible Specified Accounts or One Million Dollars ($1,000,000) and (ii) during a Streamline Period, eighty percent (80%) of Eligible Specified Accounts (and with respect to subsections (c)(i) and (c)(ii) hereof, when added to the availability under subsection (b) above, in each case subject to the overall cap set forth in subsection (b) above), plus (d) the lesser of thirty-five percent (35%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) or Three Million Dollars ($3,000,000), as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report); provided, however, that Bank may decrease the foregoing amounts and percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Prime Rate Margin” is the rate per annum set forth under the relevant column heading below:

Borrowing Base Component	Prime Rate Margin during a Streamline Period	Prime Rate Margin when a Streamline Period is not in effect
Eligible Accounts	0.75%	1.25%
Eligible Foreign Accounts and Eligible Inventory	1.50%	2.00%

“Revolving Line Maturity Date” is April 28, 2018.

2.4Section 13 (Definitions).  The following new defined terms are hereby inserted in Section 13.1, each in the appropriate alphabetical order:

“BASF” means BASF SE, a company organized under the laws of Germany, its affiliates, assignees or designees.

“BASF Receivables” means Accounts owing from BASF to Borrower from sales pursuant to the Supply Agreement which constitute Eligible Foreign Accounts.

“Sixth Amendment Effective Date” is January 25, 2018.

“Supply Agreement” means that certain Amended and Restated Supply Agreement by and between Borrower and BASF.

2.5Exhibit B (Compliance Certificate).  The Compliance Certificate attached to the Loan Agreement as Exhibit B is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3.Consent to BASF Transaction.  Borrower has previously notified Bank that Borrower plans to enter into the Supply Agreement, a current draft of which is attached hereto in Schedule I, and seeks Bank’s approval to enter into the Supply Agreement and related collateral agreements with BASF creating certain Liens in favor of BASF on Borrower’s real and personal property.  Pursuant to the terms of the Supply Agreement, Borrower may receive up to $22,000,000 in advance payments from BASF toward the future purchase by BASF of Borrower’s products (the “Prepayment”), and as the first tranche of the Prepayment, Borrower expects to receive two payments from BASF, each on or about February 28, 2018 and July 1, 2018, respectively in the aggregate amount of $5,000,000 (the “Prepayment Tranche 1”), however if the predetermined fraction (i.e. up to 25.3%) of the amount of invoices generated by Borrower for products sold and delivered to BASF and credited against the Pre-Payment Balance (as defined in the Supply Agreement) in accordance with the terms of the Supply Agreement is less than the Prepayment Tranche 1, Borrower may incur a Contingent Obligation in an aggregate amount of up to Five Million Dollars ($5,000,000) and will be required to refund any remaining balance of the Prepayment Tranche 1 (collectively, the “BASF Indebtedness”).  As collateral for the BASF Indebtedness, as further described in Annex 4 to the Supply Agreement, Borrower is granting to BASF or its affiliates thereof from time to time (i) a first priority lien on the real property owned by Borrower located at 3 Dexter Road, East Providence, Rhode Island (the “Rhode Island Plant”) and (ii) a first priority security interest in all machinery and equipment owned by Borrower located at the Rhode Island Plant (each of the foregoing, the “BASF Liens”). Borrower acknowledges that (i) incurring the BASF Indebtedness and (ii) creating the BASF Liens are prohibited under the terms of the Loan Agreement and the other Loan Documents, and

Borrower has requested that Bank consent to (A) the Borrower entering into the Supply Agreement and incurring the BASF Indebtedness thereunder, (B) granting the BASF Liens pursuant to the terms of the Supply Agreement, and (C) the other transactions contemplated by the Supply Agreement.  Accordingly, notwithstanding the terms of Section 7.4 (Indebtedness) or Section 7.5 (Encumbrance) of the Loan Agreement, Bank hereby (i) consents to (A) the Borrower entering into the Supply Agreement and incurring the BASF Indebtedness thereunder (provided, however, the aggregate amount of the BASF Indebtedness shall not exceed Five Million Dollars ($5,000,000) at any time), (B) granting the BASF Liens pursuant to the terms of the Supply Agreement and (C) the other transactions contemplated in the Supply Agreement, and (ii) acknowledges that (A) the BASF Indebtedness shall constitute “Permitted Indebtedness” under the Loan Agreement and the other Loan Documents and (B) the BASF Liens shall constitute “Permitted Liens” under the Loan Agreement and the other Loan Documents; provided, however, as a condition to the effectiveness of such consent, (a) no Event of Default shall exist and be continuing immediately prior to or immediately after the transactions described above, (b) Borrower provides the final version of the Supply Agreement to Bank prior to executing same in order to obtain Bank’s confirmation as to the effectiveness of this consent, and (c) at the time Borrower incurs the BASF Liens and BASF Indebtedness, Borrower shall provide the Bank with an Intercreditor Agreement, in form and substance reasonably satisfactory to the Bank, between BASF and Bank and acknowledged by Borrower (the “Intercreditor Agreement”).  Bank and Borrower, at the request and expense of Borrower, will execute and deliver (as applicable) such additional documents and instruments in accordance with the terms of the Intercreditor Agreement evidencing the priority of liens set forth therein.  The foregoing consent applies only to the subject matter set forth herein, and is not a consent to or waiver of any subsequent application of the same provision of the Loan Agreement, nor is it a waiver of any breach of any other provision of the Loan Agreement and the other Loan Documents.  This consent does not establish a course of dealing upon which Borrower may rely on in the future.

4.Limitation of Amendments.

4.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 26, 2017, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Fees and Expenses.  Borrower agrees to promptly pay Bank, upon receipt of an invoice, Bank’s legal fees and expenses incurred in connection with this Amendment.

11.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Twelve Thousand Dollars ($12,000) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment, (c) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each Guarantor, and (d) the Invoice for Loan Charges, duly executed by each party thereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Danny Donovan Name: Danny Donovan Title: VP_________________________	ASPEN AEROGELS, INC. By: /s/ John F. Fairbanks Name: John F. Fairbanks Title: Chief Financial Officer__________

Schedule 1

ACKNOWELDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY

Section 1.Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of even date herewith (“the “Amendment”).

Section 2.Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.

Section 3.Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof.

Dated as of January 24, 2018.

GUARANTOR:	ASPEN AEROGELS RHODE ISLAND LLC

By: /s/John F. Fairbanks

Name: John F. Fairbanks

Title: Chief Financial Officer

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:
FROM:  ASPEN AEROGELS, INC.

The undersigned authorized officer of Aspen Aerogels, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended and in effect, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 150 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, and Deferred Revenue reports	Monthly within 20 days	Yes No
Borrowing Base Reports and Inventory reports	15th and last Business Day of each month (monthly within 20 days when a Streamline Period is in effect) and with each request for a Credit Extension;	Yes No
Projections	FYE within 30 days	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum EBITDA	($5,000,000)	$	Yes No
Minimum Adjusted Quick Ratio	1.25:1.00	:1.00	Yes No

*See Section 6.9(a)

Performance Pricing		Applies

Adjusted Quick Ratio at least 1.50:1.00

Prime + 0.75% (Eligible Accounts) or Prime +1.25%

(Eligible Foreign Accounts and Eligible Inventory);

LIBOR + 3.75% (Eligible Accounts) or LIBOR +4.25% (Eligible Foreign Accounts  and Eligible Inventory)

Yes No
Adjusted Quick Ratio less than 1.50:1.00	Prime + 1.50% (Eligible Accounts); Prime + 2.00% (Eligible Foreign Accounts and Eligible Inventory)	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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ASPEN AEROGELS, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________
authorized signer

Date: _________________________

Verified: ________________________
authorized signer

Date: _________________________

Compliance Status:Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.EBITDA (Section 6.9(a))

Required:	Borrower shall achieve, measured as of the end of each fiscal quarter during the following periods, EBITDA of at least (loss not worse than) the following for the following periods:

Period	Minimum EBITDA (maximum loss)
Trailing three (3) month period ending March 31, 2018	($5,000,000)

Actual:

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1.The provision for income taxes	$
	2.Depreciation expense	$
	3.Amortization expense	$
	4.Net Interest Expense	$
	5.Non-cash stock compensation expense	$
	6.The sum of lines 1 through 5	$
C.	EBITDA (line A plus line B.6)

Is line C equal to or greater than $___________?

  No, not in compliance  Yes, in compliance

II.Minimum Adjusted Quick Ratio (Section 6.9(b))

Required:	Maintain at all times, to be certified to Bank monthly as of the last day of each month, an Adjusted Quick Ratio of at least 1.25 to 1.00.

Actual:

A.	Aggregate value of the unrestricted cash of Borrower maintained with Bank	$
B.	Aggregate value of accounts receivable of Borrower, net of allowances for bad debt	$
C.	Quick Assets (the sum of lines A and B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Without duplication of line D, the aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year, but excluding all Subordinated Debt	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$
H.	The Dollar Equivalent amount of all outstanding Letters of Credit	$
I.	Line F minus line G minus line H	$
J.	Adjusted Quick Ratio (line C divided by line I)	:1.00

Is line J equal to or greater than 1.25 to 1.00?

  No, not in compliance  Yes, in compliance

Schedule I

Supply Agreement